AMENDMENT NO. 1 TO THE
2003 OMNIBUS INCENTIVE COMPENSATION PLAN

The Alpharma Inc. 2003 Omnibus Incentive Compensation Plan (the "Plan") is hereby amended effective as of the dates indicated below, as follows:

1. Effective as of Janaury 1, 2005, Section 1.1 of the Plan is hereby amended by adding the following to the end thereof:

"With respect to awards/options granted under the Plan that are subject to Section 409A of the Code, the Company intends that Section 409A of the Code, the regulations issued there under and any other applicable IRS guidance shall apply."

2. Effective as of April 1, 2006, Section 7.10 entitled "Substituting SARs" is hereby deleted in its entirety.

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